                                                                     Exhibit 4.2


                                    AMENDMENT
                                       TO
               AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

            AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this "Amendment") dated as of September 27, 2001 among Three Rivers Funding Corporation ("TRFCO"), Exide U.S. Funding Corporation (the "Seller") and Exide Technologies (formerly known as Exide Corporation) (the "Servicer").

            Preliminary Statements. (1) TRFCO, the Seller and the Servicer are parties to an Amended and Restated Receivables Purchase Agreement dated as of September 29, 2000 (the "Receivables Purchase Agreement"; other capitalized terms not defined herein shall have the meanings attributed to them in the Receivables Purchase Agreement); and

            (2) TRFCO, the Seller and the Servicer wish to amend the Receivables Purchase Agreement in accordance with Section 1 below.

            NOW, THEREFORE, the parties agree as follows:

SECTION 1. AMENDMENTS TO RECEIVABLES PURCHASE AGREEMENT

The Receivables Purchase Agreement is amended effective as of the date first above written as follows:

      1.1 The definition of the term "Credit Enhancement Floor" is hereby amended to read in its entirety as follows:

            "'Credit Enhancement Floor' shall mean, with respect to any Settlement Date and the Effective Date, the sum of (a) fifteen percent (15%), plus (b) the Expected Dilution with respect to each Dilution Factor as of such date."

      1.2 The parties hereto agree that, effective as of the date hereof, the definition of the term "Credit Enhancement Reserve" set forth in Section
      1.01 of the Receivables Purchase Agreement is hereby amended by replacing the language "(x) the Settlement Period Amount with respect to the related Settlement Period times 6, plus" set forth in subsection (2) therein with "(x) the Settlement Period Reserve, plus".

      1.3 The parties hereto agree that, effective as of the date hereof,
      Section 1.01 of the Receivables Purchase Agreement is hereby amended by adding the following definition in proper alphabetical order:

            "'D&B' shall mean Dun & Bradstreet."

      1.4 The parties hereto agree that, effective as of the date hereof,
      Section 1.01 of the Receivables Purchase Agreement is hereby amended by adding the following definition in proper alphabetical order:

            "'D&B Rating' shall mean the rating given to an Obligor by D&B.

      1.5 The parties hereto agree that, effective as of the date hereof, the definition of the term "Servicer's Compensation Reserve" set forth in
      Section 1.01 of the Receivables Purchase Agreement is hereby amended by replacing "three" set forth in (b) therein with "one and one half (1.5)".

      1.6 The parties hereto agree that, effective as of the date hereof, the Receivables Purchase Agreement is hereby amended by adding the following definition in proper alphabetical order:

            "'Settlement Period Reserve' shall mean, with respect to any Settlement Period, an amount equal to the result of (X) the Settlement Period Amount for such Settlement Period, divided by (Y) the actual number of days in such Settlement Period, times (Z) the product of the Days Sales Outstanding as of the last day of the most recently completed Accounting Period times 1.5."

      1.7 The parties hereto agree that, effective as of the date hereof,
      Section 5.06(b) of the Receivables Purchase Agreement is hereby amended by replacing the language "the Settlement Period Amount times 6, plus" set forth as subsection (3) therein, with "the Settlement Period Reserve, plus".

      1.8 The Parties hereto agree that, effective as of the date hereof,
      Exhibit I to the Receivables Purchase Agreement is hereby amended by replacing it in its entirety with the Exhibit I attached hereto, and that the Special Concentration Limit for each Obligor named therein will be the percentage set forth opposite the line describing the characteristics applicable to such Obligor.

SECTION 2: OTHER CONSIDERATIONS

      2.1 The Parties hereto agree that, effective as of the date hereof, each Settlement Statement will set forth the current D&B Rating of Genuine Auto Parts.

      2.2 The Seller agrees that, effective as of the date hereof, the Seller will provide TRFCO annually with a copy of the audited financial statements of Genuine Auto Parts promptly after the preparation thereof.

SECTION 3: CONDITIONS PRECEDENT

The effectiveness of this Amendment shall be subject to the conditions precedent that TRFCO shall have received this Amendment executed by each party hereto.

SECTION 4: CONFIRMATION OF RECEIVABLES PURCHASE AGREEMENT

Except as herein expressly amended, the Receivables Purchase Agreement is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. All references in the Program Documents to the Receivables Purchase Agreement on and after the date hereof shall be deemed to refer to the Receivables Purchase Agreement as amended by this Amendment, and as hereinafter amended or restated.

SECTION 5: GOVERNING LAW

THIS AGREEMENT OF AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

SECTION 6: EXECUTION IN COUNTERPARTS

This Agreement of Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

            IN WITNESS WHEREOF, the parties hereto, by their duly authorized signatories, have executed and delivered this Agreement of Amendment as of the date first above written.

                                        THREE RIVERS FUNDING CORPORATION

                                        By:_____________________________________

                                        Title:__________________________________

                                        Address:

                                        c/o Global Securitization Services, LLC
                                        114 West 47th Street, Suite 1715
                                        New York, New York 10036
                                        Attention: Mr. Bernard J. Angelo
                                        Telephone: (212) 302-5151
                                        Facsimile: (212) 302-8767

                                        with a copy of all notices to:

                                        Mellon Bank, N.A., as Referral Agent
                                        One Mellon Bank Center - Room 0410
                                        Pittsburgh, Pennsylvania 15258-0001
                                        Attention: Mr. Jonathan F. Widich
                                        Telephone: (412) 234-0711
                                        Facsimile: (412) 234-5434


                                        EXIDE U.S. FUNDING CORPORATION

                                        By:_____________________________________

                                        Title:__________________________________

                                        Address:

                                        210 Carnegie Center, Suite 500
                                        Princeton, New Jersey 08540
                                        Attention: Mr. Thomas L. O'Neill
                                        Telephone: (609) 627-7224
                                        Facsimile: (609) 627-7183


                                        EXIDE TECHNOLOGIES

                                        By:_____________________________________

                                        Title:__________________________________

                                        Address:

                                        210 Carnegie Center, Suite 500
                                        Princeton, New Jersey 08540
                                        Attention: Mr. Thomas L. O'Neill
                                        Telephone: (609) 627-7224
                                        Facsimile: (609) 627-7183